                                                                      EXHIBIT 12

                                  VENCOR, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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                         ------------------------------------------------------------
                         THREE MONTHS
                       ENDED MARCH 31,            YEAR ENDED DECEMBER 31,
                         --------------- --------------------------------------------
                            1998    1997     1997     1996     1995     1994     1993
                         ------- ------- -------- -------- -------- -------- --------
Earnings:
 Income from operations
  before income taxes... $36,358 $55,891 $224,466 $ 83,180 $ 32,364 $132,920 $ 79,065
 Fixed charges,
  exclusive of
  capitalized interest..  44,350  16,327  129,878   70,431   84,917   85,930   95,817
                         ------- ------- -------- -------- -------- -------- --------
                         $80,708 $72,218 $354,344 $153,611 $117,281 $218,850 $174,882
                         ------- ------- -------- -------- -------- -------- --------
Fixed charges:
 Interest............... $37,195 $10,660 $102,736 $ 45,922 $ 60,918 $ 62,828 $ 73,559
 Amortization of
  deferred loan costs...       -       -        -    1,538    2,073    1,054      950
 Interest portion of
  rent expense..........   7,155   5,667   27,142   22,971   21,926   22,048   21,308
                         ------- ------- -------- -------- -------- -------- --------
 Fixed charges,
  exclusive of
  capitalized interest..  44,350  16,327  129,878   70,431   84,917   85,930   95,817
 Capitalization
  interest..............   2,719   2,367    9,388    2,788    1,100      918      690
                         ------- ------- -------- -------- -------- -------- --------
                         $47,069 $18,694 $139,266 $ 73,219 $ 86,017 $ 86,848 $ 96,507
                         ======= ======= ======== ======== ======== ======== ========
Ratio to earnings to
 fixed charges..........     1.7     3.9      2.5      2.1      1.4      2.5      1.8
                         ======= ======= ======== ======== ======== ======== ========
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